SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                          of 1934 (Amendment No. ____)


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ] Preliminary  Proxy Statement
[ ] Confidential for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional  Materials
[ ] Soliciting  Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                  QUANTECH LTD.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)
      and 0-11

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:


[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as  provided  by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
1)    Amount Previously Paid:
2)    Form, Schedule or Registration Statement No.:
3)    Filing Party:
4)    Date Filed:

                                  QUANTECH LTD.

                        815 Northwest Parkway, Suite 100
                             Eagan, Minnesota 55121
                            Telephone (651) 647-6370
                               Fax (651) 647-6369
                          Web Page: www.quantechltd.com
                              --------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD DECEMBER 5, 2000

                              --------------------

TO THE SHAREHOLDERS OF QUANTECH LTD.


     Please take notice that the Annual Meeting of Shareholders of Quantech Ltd. (the "Meeting") will be held, pursuant to due call by the Board of Directors of the Company, at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota on Tuesday, December 5, 2000, at 3:30 p.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:


     1.  To elect two (2) Class 2 directors for a term of three years;

     2. To transact any other business as may properly come before the Meeting or any adjournments thereof.

     Pursuant to due action of the Board of Directors, shareholders of record on October 24, 2000, will be entitled to vote at the Meeting or any adjournments thereof.

     A Proxy for the Meeting is enclosed herewith. You are requested to fill in and sign the Proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope.




     Eagan, Minnesota                               Robert Case
     October 31, 2000                               Chief Executive Officer

                                  QUANTECH LTD.

                        815 Northwest Parkway, Suite 100
                             Eagan, Minnesota 55121
                            Telephone (651) 647-6370
                               Fax (651) 647-6369
                          Web Page: www.quantechltd.com
                              --------------------


                                 PROXY STATEMENT

                              --------------------

                Annual Meeting of Shareholders - December 5, 2000

                  INFORMATION CONCERNING SOLICITATION OF VOTING

     This Proxy Statement is furnished by the Board of Directors of Quantech Ltd. (the "Company") in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on Tuesday, December 5, 2000, at 3:30 p.m. Central Time, at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, and at all adjournments thereof for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. ANY PROXY IN WHICH NO DIRECTION IS SPECIFIED WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS TO BE CONSIDERED AND IN FAVOR OF THE DIRECTOR NOMINEES LISTED HEREIN. This Proxy Statement and the accompanying Annual Report, Notice and Proxy are being mailed to shareholders on or about October 31, 2000.


     The close of business on October 24, 2000 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. At that date, the Company's outstanding voting securities consisted of 18,250,587 shares of common stock, no par value (the "Common Stock"). On all matters which will come before the Meeting, each shareholder or his or her proxy will be entitled to one vote for each share of Common Stock of which such shareholder was the holder of record on the record date.


     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by: (I) delivering to the principal office of the Company a written notice of revocation; or (II) filing with the Company a duly executed Proxy bearing a later date. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

     The costs of this solicitation will be borne by the Company. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company's Common Stock. The Company will reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company may solicit proxies personally, by telephone, by telegram or by special letter.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS AND EXECUTIVE MANAGEMENT


     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 10, 2000: (I) by each of the executive officers of the Company named in the Summary Compensation Table;
(II) by each director and director nominee; (III) by all current directors and executive officers of the Company as a group; and (IV) by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned.


                                         Number of Shares   Percent of Shares
Officers and Directors(1)               Beneficially Owned  Beneficially owned
------------------------------------    ------------------  ------------------
Robert Case                                   653,600 (2)           3.4%
Gregory G. Freitag                            604,322 (3)           3.2%
Thomas R. Witty                               156,667 (4)           0.8%
Robert W. Gaines, M.D.                      2,062,853 (5)          10.4%
James F. Lyons                              1,114,575 (6)           6.0%
Richard W. Perkins                            131,667 (7)           0.7%
Edward E. Strickland                        1,053,610 (8)           5.7%

All directors and executive officers
as a group (7 persons)                      5,777,294 (9)          26.5%

5% Shareholders
------------------------------------

Perkins Capital Management, Inc.            1,410,628 (10)          7.7%
Special Situations Private Equity Fund, L.P.  982,500 (11)          5.4%



(1) The address of such persons is 815 Northwest Parkway, Suite 100, Eagan, Minnesota 55121.
(2) Includes 604,648 shares purchasable upon exercise of options and warrants that are currently exercisable.
(3) Includes 588,095 shares purchasable upon exercise of options and warrants that are currently exercisable.
(4) Includes 156,667 shares purchasable upon exercise of options that are currently exercisable.
(5) Includes 215,001 shares purchasable upon exercise of options and warrants that are currently exercisable. Also includes 454,545 shares and 1,345,455 shares purchasable upon exercise of a warrant that is currently exercisable held by Millennium Medical Systems of which entity Dr. Gaines is the sole owner.
(6) Includes 256,855 shares purchasable upon exercise of options and warrants that are currently exercisable.
(7) Includes 56,667 shares purchasable upon exercise of options and warrants that are currently exercisable. Does not include shares held by Perkins Capital Management as to which Mr. Perkins disclaims beneficial ownership.

(8) Includes 222,602 shares that may be purchased upon exercise of options and warrants that are currently exercisable. Also includes 293,648 shares and 6,380 shares that may be purchased upon exercise of a warrant that is currently exercisable held by the Strickland Family Limited Partnership of which entity Mr. Strickland is a general partner.
(9) Includes 2,100,535 shares purchasable upon exercise of options and warrants that are currently exercisable or exercisable within 60 days of the record date. Also includes 293,648 shares and 6,380 shares that may be purchased upon exercise of a warrant that is currently exercisable held by the Strickland Family Limited Partnership of which entity Mr. Strickland is a general partner. Also includes 454,545 shares and 1,345,455 shares that may be purchased upon exercise of a warrant that is currently exercisable held by Millennium Medical Systems of which entity Dr. Gaines is sole owner.
(10) Perkins Capital Management, Inc. reports voting power over 550,000 such shares and investment power over all such shares. Perkins Capital Management's address is 730 East Lake St., Wayzata, MN 55391.
(11) Special Situations Private Equity Fund's address is 153 East 53 Street, New York, New York 10022.



                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

General

     The Company's Bylaws provide that the Board of Directors consist of three or more persons and be divided into three classes of directors of as nearly equal size as possible. Directors are elected for a term of three years and the terms are staggered so that the class of directors whose term expires is elected each year by the shareholders of the Company. There are currently five persons serving as directors. The Company is proposing that two directors be elected at the Meeting to serve as Class 2 directors with a term of three years expiring in 2003, or until their successors are elected and qualified. The Board of Directors has nominated for election Mr. Richard W. Perkins and Mr. Edward E. Strickland. Mr. Perkins and Mr. Strickland are currently Class 2 directors of the Company.

Board Recommendation

     The Board of Directors recommends that the nominees, Mr. Perkins and Mr. Strickland, be elected as Class 2 directors to hold office for a term of three years and until their successors are duly elected and qualified.

Proxies and Voting

     Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the nominees. The affirmative vote of the greater of
(I) a majority of shares of Common Stock present and entitled to vote at the Meeting or (II) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Meeting is necessary to elect the nominees. A shareholder submitting a Proxy may vote for the nominees for election to the Board of Directors or may withhold his or her vote. The nominees, Mr. Perkins and Mr. Strickland, have consented to being named as nominees. Should Mr. Perkins or Mr. Strickland become unable to serve if elected, the Proxy Agents named in the Proxy will exercise their voting power in favor of such other person or persons as the Board of Directors of the Company may recommend. The Company's Articles of Incorporation prohibit cumulative voting.

     Nominees, Directors and Executive Officers

     Class 1 Directors (Term Expiring 2002)

     Robert Case, age 56, has been Chief Executive Officer of Quantech since June 1997 and a director of Quantech since October 1996. He founded Case + Associates, Inc. in 1978 and has been its President since such time. Case + Associates is a leading consultant in the research, design, development, and engineering of medical products. Its consulting activities include work for major multi-national, as well as development stage medical companies, in the design of products from diagnostic instrumentation and implantable devices to surgical instruments. He has served as Chairman of the Industrial Designers Society of America, and was a member of its national board of directors. Mr. Case has also been a longtime member of the Biomedical Marketing Association. In addition, Mr. Case conducts both U.S. and European seminars in product definition and development for Frost & Sullivan, the Society of Plastics Engineers, the Society for the Advancement of Medical Packaging Institute, and Northwestern University. His educational background includes product design, engineering, and marketing at Syracuse University, the Illinois Institute of Technology, and DePaul University. Mr. Case is also a director of HTS BioSystems, Inc., the Company's majority owned subsidiary.

     Robert W. Gaines, Jr., M.D., age 58, has been a director of Quantech since December 1999. Dr. Gaines practices orthopaedic surgery with the Columbia Orthopaedic Group in Columbia, Missouri, and was a Professor of Orthopaedic Surgery and Director of Pediatric Orthopaedics and Spine Surgery at the University of Missouri School of Medicine from 1989 to 2000. Dr. Gaines is extensively published with over 100 articles, papers, chapters in books and professional exhibits, and has presented over 100 lectures as a visiting scholar. He is also active in public and community service activities including efforts to improve orthopaedic health care for children. Dr. Gaines received his M.D. from Duke University.

      Class 2 Nominees (Term Expiring 2003)

     Richard W. Perkins, age 69, has been a director of the Company since September 1995. Since 1985, Mr. Perkins has been President, Chief Executive Officer and a director of Perkins Capital Management, Inc., Wayzata, Minnesota. Prior thereto he was a Senior Vice President of Piper Jaffray Inc., Minneapolis, Minnesota. He is also a director of Bio-Vascular, Inc., PW Eagle, Inc., iNTELEFILM Corporation, Lifecore Biomedical, Inc., Nortech Systems, Inc., Harmony Holdings, Inc., Paper Warehouse, Inc., CNS, Inc. and Vital Images, Inc.

     Edward E. Strickland, age 73, has been a director of the Company since September 1995. Mr. Strickland has been an independent financial consultant for more than seven years. From October 1990 to January 1991, he performed the duties of Chief Executive Officer while serving on the Executive Committee of the Board of Directors of Reuter, Inc. where he currently serves as a director. Mr. Strickland also serves as a director of Bio-Vascular, Inc., Hector Communications Corp. and Communication Systems, Inc.

     Class 3 Director (Term Expiring 2001)

     James F. Lyons, age 70, has been Chairman of the Board of the Company since June 1997, and a director of the Company since September 1995. From September 1993 through October 1994, when he retired, Mr. Lyons was Chief Executive Officer of Bio-Vascular, Inc., a cardiovascular medical products company. From 1978 through 1990, Mr. Lyons was President and Chief Executive Officer of Bio-Medicus, Inc., a cardiovascular medical products company. Mr. Lyons was also a director and Chairman of the Board from 1991 through 1996 of AVECOR Cardiovascular Inc. and was a director of ATS Medical, Inc., Bio-Vascular, Inc. and Spine-Tech, Inc.

Executive Officers

      Gregory G. Freitag, age 38, has been Chief Operating Officer of Quantech since June 1997 and Chief Financial Officer and Secretary of Quantech since December 1995. From 1987 until joining Quantech, Mr. Freitag was a lawyer with the Minneapolis, Minnesota law firm of Fredrikson & Byron, P.A. As a stockholder with Fredrikson & Byron he practiced in the corporate, securities and merger and acquisition areas of law. Mr. Freitag has his J.D. and CPA, has served on securities advisory committees to the Minnesota Commissioner of Commerce, was included in the Minnesota Business Guide to Law & Leading Attorneys, and received from City Business its "40 under 40" award recognizing Mr. Freitag as one of the Twin Cities' next generation of business and community leaders. Mr. Freitag is also President and a director of HTS BioSystems.

     Thomas R. Witty, Ph.D., age 53, was an Organizational and Program Management Consultant to Quantech Ltd. from August 1997 until October 1997 when he joined Quantech as Vice President of Research and Development. Dr. Witty has been Executive Vice President of Research and Development since September 1999. Dr. Witty has over 24 years of experience in the field of medical diagnostics. Dr. Witty has had senior program management responsibilities for clinical instrument systems while at Rohm and Haas, Becton Dickinson, Sanofi and ICN Pharmaceuticals. In addition, he was a key contributor to the development of a near patient diagnostic system at Biocircuits and was on the Board of Directors of SeaLite Sciences, a small biotechnology company. In these roles, Dr. Witty has led over 20 products to market through clinical trials and the FDA. Dr. Witty received his Doctor of Philosophy in Medicinal Chemistry from Purdue University and his Bachelor of Arts degree with honors in chemistry from Macalester College in St. Paul, Minnesota. Further academic training was completed under an NIH Fellowship at the University of Illinois and as a Professor at Colorado State University.

Director Compensation

     The Company does not currently compensate its directors. The Company has, however, granted options to its directors from time to time. The 1998 Stock Option Plan provides that non-employee directors will be granted an option to purchase 10,000 shares upon election to the Board and an option to purchase 2,500 shares after each shareholders meeting if the director is re-elected or his term of office continues after such shareholders meeting. The Board may also grant additional options at its discretion. In addition, during fiscal 2000, Mr. Case was granted an option to purchase 100,000 shares of HTS BioSystems common stock at an exercise price of $2.50 per share for his services as a director of HTS BioSystems.



                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to, or earned by, the Chief Executive Officer of the Company and to all executive officers whose compensation exceeded $100,000 for fiscal 2000.

                                                                                   Long-Term
                                                                                  Compensation
                                                 Annual Compensation                 Awards
                                          -----------------------------------     -------------
                                                                    Other
                                                                    Annual        Securities        All Other
Name and                       Fiscal      Salary      Bonus      Compensation    Underlying       Compensation
Principal Position              Year        ($)         ($)          ($)          Options (#)         ($)
---------------------------    -------    ---------    -------    -----------     -------------    ----------
Robert Case,                   2000       $144,000       0            0            100,000 (1)        0
CEO                            1999        $82,500       0            0            525,000            0
                               1998          $0          0            0            102,500            0

Gregory G. Freitag,            2000       $144,000       0            0            100,000 (1)        0
COO, CFO                       1999       $128,750       0            0            510,000            0
                               1998       $125,000       0            0            115,000            0


Thomas R. Witty, Ph.D.,        2000       $144,000       0            0             15,000 (1)        0
Executive VP of R&D            1999       $128,750       0            0            140,000            0
                               1998       $93,750        0        $33,000 (2)       50,000            0
------------------------


(1) Represents an option to purchase common stock of HTS BioSystems.
(2) Other Annual Compensation for Mr. Witty consisted of amounts paid for consulting services before he became a Quantech employee.

Option/SAR Grants During Fiscal Year 2000

      The following table provides information related to options granted to the named executive officers during fiscal 2000. The Company has not granted any stock appreciation rights.

                                              Individual Grants
-------------------------------------------------------------------------------------------------------
                        Number of Securities    Percent of Total
                             Underlying           Options/SARs
                            Options/SARs           Granted to         Exercise or
                              Granted             Employees in         Base Price        Expiration
Name                            (#)               Fiscal Year           ($/Share)           Date
----------------------- ---------------------   -----------------    -------------    -----------------
Robert Case                 100,000 (1)               8.2%              $2.50              3/1/05
Gregory G. Freitag          100,000 (2)               8.2%              $2.50              3/1/05
Thomas R. Witty              15,000 (3)               1.2%              $2.50              3/1/05
------------------------

(1) Represents an option to purchase common stock of HTS BioSystems. Such option is a non-qualified stock option with 33,334 shares immediately exercisable, 33,333 shares exercisable on March 1, 2001, and 33,333 shares exercisable on March 1, 2002.
(2) Represents an option to purchase common stock of HTS BioSystems. Such option is an incentive stock option with 33,334 shares immediately exercisable, 33,333 shares exercisable on March 1, 2001, and 33,333 shares exercisable on March 1, 2002.
(3) Represents an option to purchase common stock of HTS BioSystems. Such option is a non-qualified stock option with 5,000 shares immediately exercisable, 5,000 shares exercisable on March 1, 2001, and 5,000 shares exercisable on March 1, 2002.

Option Exercises and Value of Options at End of Fiscal Year 2000


     The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, the year-end value of unexercised options.

                                                Number of Unexercised
                                                Securities Underlying              Value of Unexercised
                    Shares                         Options at End                  In-the-Money Options
                   Acquired                        of Fiscal 2000                at End of Fiscal 2000 (1)
                      on         Value       -----------------------------    -------------------------------
 Name              Exercise     Realized     Exercisable     Unexercisable    Exercisable      Unexercisable
---------------    ---------    ---------    -----------     -------------    -----------      --------------
Robert Case           0           N/A         598,334           41,666         $783,334           $41,666
                      0           N/A          33,334 (2)       66,666 (2)           $0 (2)            $0 (2)

Gregory G.            0           N/A         583,334           41,666         $757,084           $41,666
Freitag               0           N/A          33,334 (2)       66,666 (2)           $0 (2)            $0 (2)

Thomas R.             0           N/A         156,667           33,333         $136,667           $33,333
Witty                 0           N/A           5,000 (2)       10,000 (2)           $0 (2)            $0 (2)
------------------------

(1) Value for Quantech options based on the market value of Quantech common stock on June 30, 2000 ($2.50 per share closing price) less the exercise price. Value for HTS BioSystems options based on the common stock price on June 30, 2000 of $2.50 per share as established by the HTS board less the exercise price.

(2)  Represents an option to purchase common stock of HTS BioSystems.

Compensation Arrangements

      The Company entered into "at will" employment agreements with Mr. Case and Mr. Freitag in December 1997, and with Mr. Witty in November 1997 (the "Employment Agreements"). Mr. Case's employment agreement provides that if his employment is terminated by the Company due to a sale of substantially all of the assets of the Company or a change in the control of more than 50% of the Company's Capital Stock by an acquiring party, he would receive a lump-sum payment of $150,000. Mr. Freitag's employment agreement provides for a base salary of $125,000 per year, which was increased to $144,000 per year on July 1, 1999, and further provides that if his employment is terminated by the Company "without cause" he would receive six months' salary, except in the event his employment is terminated as a result of a sale of substantially all of the assets of the Company or a change in the control of more than 50% of the Company's Common Stock by an acquiring party he would receive a lump-sum payment of one year's salary and bonus. Mr. Witty's employment agreement provides for a base salary of $125,000 per year, which was increased to $144,000 per year on July 1, 1999, and further provides that in the event his employment is terminated as a result of a sale of substantially all of the assets of the Company or a change in the control of more than 50% of the Company's Common Stock by an acquiring party he would receive a lump-sum payment of six months' salary.

Certain Transactions

      In March 1998, Quantech issued warrants to purchase 60,000 and 15,000 shares of its common stock to James F. Lyons and Edward E. Strickland, respectively, Quantech directors, as compensation for the guarantee of a $500,000 bank loan to Quantech. The warrants have an exercise price of $0.75 per share. The amount under such loan was increased by $250,000 in August 1998 and such directors received additional options in September 1998 to purchase an aggregate of 75,000 shares of common stock at $1.13 per share for their extension of the guarantee to this amount. In January 2000, the loan term was extended by one year and such directors received additional options to purchase an aggregate of 80,000 shares of common stock at $1.25 per share, and in July 2000 the loan amount was increased by $250,000 and such directors received additional options to purchase an aggregate of 50,000 shares of common stock at $2.75 per share.

      In November 1998, Quantech issued a warrant to purchase 1,800,000 shares of common stock to Millennium Medical Systems, of which entity Dr. Robert W. Gaines, a Director Nominee of the Company, is sole owner, in exchange for engineering development work. The warrant has an exercise price of $1.10 per share and can be exercised any time before November 13, 2003.

      In September 1999, Quantech sold a warrant to purchase 175,000 shares of common stock to Dr. Robert W. Gaines, a Director Nominee of the Company, for $10,000. The warrant has an exercise price of $1.25 per share and can be exercised any time before September 9, 2004.

      In April and May 2000, Robert Case, Quantech CEO, was provided a loan in the aggregate amount of $141,000 secured by Quantech options and common stock. The loan was provided pursuant to commercially reasonable terms. Such loan was provided to Mr. Case as an employment benefit in recognition of his transition to permanent CEO of Quantech. The loan has an interest rate of 8% per year.

      In August 2000, Quantech issued a warrant to purchase 20,000 shares of common stock to Edward Strickland, a Quantech director, as compensation for a $100,000 loan to the Company. The warrant has an exercise price of $2.75 per share and can be exercised any time before August 15, 2005.


                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Any shareholder proposals intended to be presented at the Company's next annual meeting of shareholders must be received by the Company at its office located at 815 Northwest Parkway, Suite 100, Eagan, Minnesota 55121 on or before July 3, 2001 to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Also, if a shareholder proposal intended to be presented at the 2000 annual meeting but not included in the Company's proxy statement and proxy is received by the Company after September 16, 2001, then management named in the Company's proxy form for the 2000 annual meeting will have discretionary authority to vote the shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy materials.

                                  OTHER MATTERS

Board of Directors and Committees

     The Board of Directors held four meetings during the fiscal year ended June 30, 2000. Each director attended all of these meetings. The directors also meet informally from time to time to discuss issues concerning the Company and take action through unanimous written consent. The Company has Audit and Compensation Committees, but does not have a Nominating Committee of the Board of Directors.

     The Audit Committee is comprised of directors Perkins, Lyons and Strickland with Mr. Strickland as Chairman. The Audit Committee has the responsibility of selecting Quantech's independent auditors and communicating with such auditors on matters of auditing and accounting. The Audit Committee met once during the fiscal year ended June 30, 2000 and all members were present.

     The Compensation Committee is also comprised of directors Perkins, Lyons and Strickland with Mr. Lyons as Chairman. The Compensation Committee has the responsibility of reviewing on an annual basis all officer compensation and administering any employee options and plans related thereto. The Compensation Committee did not meet formally during the fiscal year ended June 30, 2000, but did meet informally to discuss compensation issues and take action through unanimous written consent.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended June 30, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were satisfied.

Independent Auditors

      McGladrey & Pullen, LLP served as the Company's independent auditors for the fiscal year ended June 30, 2000 and has been selected to serve for the current year. Representatives of McGladrey & Pullen, LLP will be present at the Meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available to respond to appropriate questions from shareholders.

Form 10-KSB

      The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000, as filed with the Securities and Exchange Commission, including the Financial Statements. The Company will furnish to any such person any exhibit described in the list accompanying the Form 10-KSB upon the payment, in advance, of reasonable fees related to the Company's furnishing such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to Gregory Freitag, Chief Financial Officer, at the Company's principal address.

Other Business

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. In voting by proxy in regard to the matters presented, shareholders may vote in favor of the item, against the item or abstain from voting. Shareholders should specify their choices on the enclosed Proxy. Any Proxy on which no direction is specified will be voted in favor of each of the matters to be considered.

     The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Meeting. Should any other matters be properly presented, the persons named in the enclosed form of Proxy will vote the Proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the Proxy.


Dated: October 31, 2000                               Robert Case
                                                      Chief Executive Officer

                                  Quantech Ltd.
                    ----------------------------------------

                  PROXY FOR 2000 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 5, 2000
               --------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert Case and Gregory G. Freitag, officers of the Company, with full power of substitution, his or her Proxy to represent and vote, as designated below, all shares of Quantech Ltd. registered in the name of the undersigned, with the powers the undersigned would possess if personally present at the Company's 2000 Annual Meeting of Shareholders to be held on Tuesday, December 5, 2000, at 3:30 p.m. Central Time, at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, and at any adjournment thereof, hereby revoking all proxies previously given with respect to the meeting.

     The Board of Directors recommends that you vote "FOR" each proposal

1.   ELECT RICHARD W. PERKINS AS A CLASS 2 DIRECTOR OF THE COMPANY:

     [ ]  FOR nominee                [ ]  WITHHOLD AUTHORITY to vote for nominee

     ELECT EDWARD E. STRICKLAND AS A CLASS 2 DIRECTOR OF THE COMPANY:

     [ ]  FOR nominee                [ ]  WITHHOLD AUTHORITY to vote for nominee

2.   OTHER MATTERS:  In their discretion, the appointed Proxies are

     [ ]  Authorized                 [ ]  Not Authorized

     to vote upon such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL #1 AND WILL BE DEEMED TO GRANT AUTHORITY UNDER PROPOSAL #2.


     Dated: __________, 2000        ___________________________________________

                                    ___________________________________________
                                    PLEASE DATE AND SIGN ABOVE exactly as
                                    name(s) appear at the left. Executors,
                                    administrators, trustees, guardians, etc., should indicate capacity when signing. For stock held in Joint Tenancy, each joint owner should sign.